Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Research Frontiers Incorporated:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-184785, 333-179099, 333-133858, 333-40369, 333-115052, 333-65219 and 333-159093) and Form S-8 (No. 333-80575, 333-179097, 33-53030, 33-86910, 333-08623, 333-34163, 333-80575, 333-63374, 333-106754, 333-159094 and 333-196746) of Research Frontiers Incorporated of our reports dated March 10, 2016, relating to the consolidated financial statements and financial statement Schedule II and the effectiveness of Research Frontiers Incorporated’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
Melville, NY

March 10, 2016